EXHIBIT 1

                         AGREEMENT RELATING TO FILING OF
                      JOINT ACQUISITION STATEMENT PURSUANT
                      TO RULE 13d-1(f) UNDER THE SECURITIES
                              EXCHANGE ACT OF 1934


         The undersigned Reporting Persons agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Date: APRIL 18, 1997         FINANCIAL FOCUS, L.P.
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                             S/ STEPHEN H. HERSCH
                             ----------------------
                                        Signature


                             Stephen H. Hersch, Senior Vice President,
                             Polaris Private Managers, Ltd., General
                             Partner of Financial Focus, L.P.
                             -----------------------------------------
                                         Name/Title



                             RUGBY CONCORD MANAGEMENT, INC.



                             S/ STEPHEN H. HERSCH
                             ---------------------
                                        Signature



                             Stephen H. Hersch,
                             President & Chief Executive Officer
                             -----------------------------------
                                         Name/Title